OPTION AMENDMENT AGREEMENT

THIS AGREEMENT is dated for reference the 2nd day of November, 2004.

BETWEEN:

PAUL G. SCHMIDT and MARY ANN SCHMIDT of 7934 Wagon Wheel Road, Morrison, Colorado 80465 and THOMAS C. PATTON and LINDA SUE PATTON of 9086 Chickadee Way, Blaine, Washington 98230

(individually “Schmidt” and “Patton”, respectively, and collectively, the “Optionors”)

OF THE FIRST PART

AND

MIDWAY GOLD CORP. and its wholly-owned subsidiary, REX EXPLORATION CORP., both bodies corporate incorporated pursuant to the laws of British Columbia and both having offices at 2800 – 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7

(individually, “Midway” and “Rex”, respectively, and collectively, the “Optionees”)

OF THE SECOND PART

WHEREAS:

A.

Rex, Schmidt and Patton entered into an option agreement dated July 2, 2001, in respect of the 135 mineral claims comprising the Midway Property, as defined therein (the “Option Agreement”), which was amended by an Option Extension Agreement dated May 31, 2002 among the Optionors and Rex, and an Amending Agreement dated October 11, 2002 (the "Amending Agreement"), among the Optionors and the Optionees, under which the Optionors granted the Optionees an option to acquire an additional 312 mining claims which, together with the original 135 claims now comprise the "Property" under the Option Agreement, as set forth in the Amended and Restated Schedule A to the Amending Agreement (which, for convenience, has been attached as Schedule "B" to this Agreement);

B.

The Optionors and Optionees have now agreed to further amend the Option Agreement, on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10 now paid by each of the Optionees to each of the Optionors, the receipt and sufficiency of which is hereby expressly acknowledged, and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:

INTERPRETATION

1.1

For the purposes of this Agreement, including the recitals and any schedules hereto, unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Option Agreement, as amended to date.

1.2

In this Agreement, all dollar amounts are expressed in lawful currency of the United States of America.

1.3

The titles to the respective Articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4

Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

2.

AMENDMENT OF OPTION AND PAYMENT TERMS

2.1

The Optionees shall have the option to purchase the Property on payment to the Optionors of $200,000 on or before August 15, 2005.  On receipt of the payment of $200,000, the Optionors shall transfer all right, title and interest in and to the Property to and in the name of "MGC Resources Inc." (a wholly-owned subsidiary of Midway), free and clear of any liens, claims, charges or encumbrances whatsoever, forthwith and to diligently take all other steps to execute such documents and instruments and make such filings as may be necessary or advisable to give effect to the lawful transfer and conveyance of the Property to MGC Resources Inc., or as may otherwise be directed by Midway.

2.2

Upon completion of the conveyance to MGC Resources Inc. of the Property, the Optionees agree, jointly and severally, to make the following payments to the Optionors (to Schmidt as to 50%, and to Patton as to 50%):

(a)

on or before August 15, 2006, the sum of $250,000, as an advance upon the Royalties payable from Commercial Production on the Property;

(b)

on or before August 15, 2007, the sum of $250,000, as an advance upon the Royalties payable from Commercial Production on the Property; and

(c)

on or before August 15, 2008, and annually thereafter, on the anniversary of that date, the sum of $300,000, as an advance upon the Royalties payable from Commercial Production on the Property;

all of such advances being referred to as “Advances”.

2.3

All Royalties payable to the Optionors (or their assigns) shall be calculated from commencement of Commercial Production in accordance with Schedule “B” in the Option Agreement (which, for convenience, has been attached as Schedule "A" to this Agreement).  All Advances paid by the Optionees under section 2.2 above shall be credited against the Royalties otherwise payable from Commercial Production on the Property.  For greater certainty, from August 15, 2008 forward, the Optionors shall be entitled to receive an aggregate of $300,000 of Advances, until the start of Commercial Production, or $300,000 of Royalties after the start of Commercial Production, or a combination of both, annually.  However, after the start of Commercial Production, any additional Royalties payable to the Optionors (beyond the annual payments of $300,000)

will be reduced by the amount of all Advances paid to the Optionors, until such time as all Advances have been set off against Royalties payable to the Optionors.

2.4

Royalties shall be payable to the Optionors on all Commercial Production from the Property and, accordingly, the definition of "Royalty" in the Option Agreement is hereby amended to read as follows:

"Royalty means that sliding scale royalty or charge on Net Smelter Returns on all Commercial Production from the Property, as described in Schedule "B" hereto."

2.5

If at any time the Optionees determine, in their sole discretion, that Commercial Production from the Property is not viable, they may discontinue the payments to the Optionors of the Advances, or the Royalties, as the case may be, at which time the Optionees shall have no further obligation to pay advances or Royalties to the Optionors.  If requested by the Optionors or their assigns, the Optionees shall then reconvey title to the Property, free and clear of liens, claims and encumbrances, to the Optionors or the Optionors' assigns.

3.

VESTING OF INTEREST

3.1

Forthwith upon payment of $200,000 to the Optionors, on or before August 15, 2005, an undivided one hundred percent (100%) right, title and interest in and to the Property, subject only to the Royalty, shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionees.

3.2

The parties acknowledge the right and privilege of the Optionors and Optionees to file, register and/or to otherwise deposit a copy of this Option Amendment Agreement in the appropriate recording office for the jurisdiction in which the Property is located, and with any other governmental agencies to give third parties notice of this Agreement, and hereby agree, each with the others, to do or cause to be done all acts or things reasonably necessary to effect such filing, registration or deposit.

4.

NOTICE

4.1

Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

4.2

Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telecommunication or other similar form of communication, be deemed to have been given and received on the day it was actually received.

4.3

Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

5.

FURTHER ASSURANCES

5.1

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

6.

ASSIGNMENT

6.1

The Optionees, or either of them, may at any time assign all or any portion of their respective interests to a related party, and in particular, to MGC Resources Inc., but shall give notice of any such assignment (other than an assignment to MGC Resources Inc.) to the Optionors and, to the extent of such assignment, the Optionees shall be relieved of obligations under this Agreement. Any assignment made by the Optionees to a party other than MGC Resources Inc. shall require the prior consent of the Optionors, such consent not to be unreasonably withheld.

7.

TIME OF THE ESSENCE

7.1

Time shall be of the essence in the performance of this Agreement.

8.

ENUREMENT

8.1

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

9.

DEFAULT

9.1

If a party (the “Defaulting Party”) is in default of any requirement herein set forth, the party affected by such default (the “Non-Defaulting Party”) shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights under this Agreement, nor shall the Agreement or the Option terminate, nor shall the Non-Defaulting Party have any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within thirty (30) days after the giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.

10.

SEVERABILITY

10.1

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.

AMENDMENT

11.1

The Option Agreement, as amended to date, and as amended by this Agreement, continues to be in full force and effect.  In the event of any ambiguity or conflict between the terms of this Agreement and those of the Option Agreement, the terms and conditions of this Agreement shall govern.

11.2

This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

12.

GOVERNING LAW AND ARBITRATION

12.1

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the Courts of the Province of British Columbia for all purposes of interpretation, application and enforcement of this Agreement.

13.

EXECUTION AND COUNTERPARTS

13.1

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED by PAUL G. SCHMIDT and MARY ANN SCHMIDT, both in the presence of: Signature Address Occupation	))))))))))))	PAUL G. SCHMIDT MARY ANN SCHMIDT

SIGNED, SEALED AND DELIVERED by THOMAS C. PATTON and LINDA SUE PATTON in the presence of: Signature Address Occupation	))))))))))))	THOMAS C. PATTON LINDA SUE PATTON

MIDWAY GOLD CORP. Authorized Signatory	REX EXPLORATION CORP. Authorized Signatory

SCHEDULE "A"

NET SMELTER RETURNS

1.

As additional consideration the Optionee acknowledges and agrees that its interest in the Property shall, upon Commercial Production, be subject to a royalty or charge of a sliding scale Net Smelter Returns in favour of the Optionors as follows:

London Metal Exchange Price (Au)

Royalty

$300 or less

2%

$300 - $399 (incl.)

3%

$400 - $499 (incl.)

4%

$500-$599(incl.)

5%

$600 - $699 (incl.)

6%

$700 or greater

7%

2.

For the purpose of this Agreement, "Net Smelter Returns" shall mean the actual proceeds received by the Optionee from a smelter or other place of sale or treatment with respect to all ore removed by the Optionee from the Property upon Commercial Production as evidenced by its returns or settlement sheets after deducting from the said proceeds all loading, freight or other transportation costs from the shipping point to the smelter or other place of sale or treatment but without any other deduction whatsoever.

3.

Net Smelter Returns due and payable to the Optionors hereunder shall be paid within thirty (30) days after receipt of the said actual proceeds by the Optionee.

4.

Within ninety (90) days after the end of each fiscal year of the Optionee during which the Property was in Commercial Production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith. The audited statements shall be delivered to the Optionors who shall have sixty (60) days after receipt of such statements to question in writing their accuracy and, failing such question, the statements shall be deemed correct.

5.

The Optionors or their representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect such books and financial records of the Optionee as are relevant to the determination of Net Smelter Returns and at their own expense, to make copies thereof.

SCHEDULE "B"

MIDWAY PROPERTY